UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549 ____________________________________________________________

FORM 8-K/A Amendment #1 CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 _________________________________________________________________

Date of Report (Date of earliest event reported): November 30, 2007

CHINA WIND ENERGY INC. (Exact Name of Registrant as Specified in Charter)

Nevada	333-141271	N/A
(State or other jurisdiction of	(Commission File	(IRS Employer
incorporation)	Number)	Identification No.)

No.2 Haibin Road, Binxi Developing Area Heilongjiang Province, People’s Republic of China (Address of principal executive offices)

Registrant’s telephone number, including area code: +86 451 87009618

____________________________________________________ (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 DFR 240.14a -12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e -4(c))

As used in this amendment to Current Report on Form 8-K filed by China Wind Energy Inc., formerly K-Care Nutritional Products Inc., on November 30, 2007, all references to the “Company” “we,” “our” and “us” refer to the registrant, China Wind Energy Inc., formerly known as K-Care Nutritional Products Inc.

This amendment to the Current Report on Form 8-K filed on November 30, 2007 was prepared to reflect the following:

1.	A change in our fiscal year to July 31, resulting from the adoption of the fiscal year of China Wind Energy Ltd., a company organized and existing under the laws of the Hong Kong SAR of the People’s Republic of China (“China Wind HK”), which we acquired through a reverse merger on November 27, 2007. This change is detailed in Item 5.03 below.

2.	A stock split submitted on November 16, 2007 and a name change submitted on November 29, 2007; both of which became effective on December 17, 2007.

3.	Inclusion of the financial statements for China Wind HK for the period from inception to October 31, 2007 in order to satisfy the interim financial statements requirements for reverse merger transactions. The financial statements and their accompanying Plan of Operations can be found attached as Exhibit 99.1. All quarterly and annual reports for the periods following the reverse merger described in our Form 8-K filing on November 30, 2007 will be filed as they become due.

4.

The audited consolidated financial statements of China Wind HK for the period from November 27, 2006 (inception) to July 31, 2007 have been restated to correct some misspellings and errors in dates, but the financial numbers have not changed. The restated financial statements are included as Exhibit 99.1.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year
Item 8.01	Other Events

Change in Fiscal Year

We have chosen to adopt as our new fiscal year end, the fiscal year end of China Wind HK following the reverse merger transaction on November 27, 2007. In reliance on the Division of Corporate Finance: Frequently Requested Accounting and Financial Reporting Interpretations and Guidance, dated March 31, 2001, Section III F, we do not intend to file a transition report covering the period from October 31, 2007 through July 31, 2008 to reflect the change in fiscal year end. Instead, periodic reports will be filed as they become due, based on our fiscal year end of July 31.

We also intend to file an Annual Report on Form 10-KSB for fiscal year ended on October 31, 2007 which will reflect our operations prior to the reverse merger.

Amendments to Articles of Incorporation

We filed a Certificate of Change to effect a 5 for 1 forward split of our common stock on December 5, 2007. This forward split increased our issued common shares and authorized common stock, on a basis of five new common shares for every one existing common share and resulted in an increase from 7,377,450 issued and outstanding common shares to 36,887,250 issued and outstanding common shares. It also increased our authorized common stock from 80,000,000 400,000,000 shares.

Shareholders must send their stock certificates to our transfer agent, Island Stock Transfer, at 100 Second Avenue South, Suite 104N, St. Petersburg, Florida 33701, in order to receive their post-split shares.

In addition we filed an Amendment to our Articles of Incorporation with the Secretary of State of the State of Nevada to change our name from K-Care Nutritional Products Inc., to China Wind Energy Inc effective as of December 5, 2007.

Both the increase in issued, outstanding and authorized capital, as well as the name change of the Company, were approved by NASDAQ and became effective on the OTC Bulletin Board on December 17, 2007. Our new symbol is “CWEY”.

Item 9.01 Financial Statements and Exhibits

A.	Restated consolidated audited financial statements for China Wind HK from November 27, 2006 (inception) to July 31, 2007 are filed on this amendment to our Current Report on Form 8-K as Exhibit 99.1

B.	Financial Statements for China Wind HK for the period of three months ending October 31, 2007 and from November 27, 2006 (inception) to October 31, 2007 are filed in this amended Current Report on Form 8-K as Exhibit 99.2 along with Management’s Plan of Operation. Corrected audited financial statements for China Wind HK from November 27, 2006 (inception) to July 31, 2007 are filed on this amendment to our Current Report on Form 8-K from November 30, 2007 as Exhibit 99.2

Exhibits

The exhibits listed in the following Exhibit Index are filed as part of this amendment to the Current Report on Form 8-K filed on November 30, 2007.

Exhibit No.	Description
99.1	Restated consolidated audited financial statements for China Wind HK from November 27, 2006 (inception) to July 31, 2007
99.2	China Wind HK’s unaudited Balance Sheet as of October 31, 2007 as well as related unaudited statements of operations, changes in owner’s equity and cash flows for the period from inception to October 31, 2007 and the three months ending October 31, 2007 and Management’s Plan of Operation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: December 31, 2007	CHINA WIND ENERGY INC.

	By:	/s/ Jian Ren
Jian Ren
President, Chief Executive Officer, Chief
Financial Officer, Principal Accounting
Officer, Director, Secretary, Treasurer